EXHIBIT 3.41
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03.00 P11 04/24/1995
950090179 — 924764
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
HALLMARK HEALTHCARE CORPORATION
ORIGINALLY INCORPORATED AS
NATIONAL HEALTHCARE, INC,
ON OCTOBER 20, 1981
Hallmark Healthcare Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:
I. The current name of the corporation is Hallmark Healthcare Corporation.
II. The amendment and restatement of the corporation’s Certificate of Incorporation as set forth in Section IV below has been duly approved and adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.
III. The provisions set forth below supersede the corporation’s original Certificate of Incorporation, all amendments thereto and all restatements thereof and constitute the Amended and Restated Certificate of Incorporation of the Corporation.
FIRST: The name of the corporation (the “Corporation”) is Hallmark Healthcare Corporation.
SECOND; The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, County of New Castle, City of Wilmington, Delaware 19805. The name of the Corporation’s registered agent at such address is Corporation Service Company.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
FOURTH: The total number of shares which the Corporation shall have authority to issue is Ten Thousand (10,000) shares of Common Stock, par value five cents ($.05) per share.
FIFTH: Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.
SIXTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

SEVENTH: Each person who is or was or has agreed to become a director or officer of the Corporation, or each such person who is or was serving or who has agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators, or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.
EIGHTH: In furtherance and not in limitation of the rights, powers, privileges mid discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional by-laws and may alter, amend or repeal any by-law whether adopted by them or otherwise. The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.
NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.
TENTH: The term of each director serving on the date hereof shall expire on the date of the next annual meeting of stockholders of the Corporation at which his successor is elected and qualified or upon his earlier death, resignation or removal.
IN WITNESS WHEREOF, the corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Deborah G. Moffett, its Vice President and Treasurer, and attested by Linda K. Parsons, its Secretary, this 13th day of April, 1995.
HALLMARK HEALTHCARE CORPORATION
/s/Deborah G. Moffett
Name: Deborah G. Moffett, Vice President and Treasurer
ATTEST:
/s/ Linda K. Parsons
Name: Linda K. Parsons, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/26/2001
010146850 — 0924 764
CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE
The Board of Directors of HALLMARK HEALTHCARE CORPORATION , a Corporation of Delaware, on March 27, 2001, do hereby resolve and order that the location of the Registered °face of this Corporation within this State be, and the same hereby is 15 North Street, in the City of Dover, County of Kent Zip Code 19901.
The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is NATIONWIDE INFORMATION SERVICES, INC.
HALLMARK ILEALTHCARE CORPORATION, a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting hold as heroin stated.
IN WITNESS WHEREOF, said Corporation has caused this certificate to be executed by its duly authorized ofticer on March 27, 2001.
/s/ Gregg Hamerschlag
Name: Gregg Hamerschlag,
Title: Director
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02 : 30 PM 03/03/2003
030139125 — 0924764
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
HALLMARK HEALTHCARE CORPORATION
It is hereby certified that:
1. The name of the corporation (hereinafter called the “corporation”) is HALLMARK HEALTHCARE CORPORATION.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.
3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.
4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on March 3, 2003.
/s/ Sherry Connelly
Name: Sherry Connelly, Assistant Secretary
DE BC D:COA CERTIFICATE OF CHANGE 09/00 (#I63)
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
1. The name of the corporation (hereinafter called the ‘Corporation”)
HALLMARK HEALTHCARE CORPORATION
2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, Suite 1B, City of Dover 19901, County of Kent.
3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on October 22, 2003
/s/ Kimberly A. Wright
Name: Kimberly A. Wright, Asst. Sec.
State of Delaware
Secretary of State
Division of Corporations
Delivered 07:58 PM 11/05/2003
FILED 07:56 PM 11/05/2003
SRV 030712499 — 0924764 FILE

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